Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

THE DOE RUN RESOURCES CORPORATION

(a New York corporation)

ARTICLE I

OFFICES

Section 1.01           Registered and Principal Executive Offices.  The registered office in the State of New York shall be located in the City of New York, County of New York and the principal executive office of the Corporation shall be located in the City of St. Louis, State of Missouri.

Section 1.02           Other Offices.  The Corporation may also have offices at such other places within and without the State of Missouri as the Board of Directors (the “Board”) may from time to time determine or the business of the Corporation may require.  (BCL 102(a)(10))

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.01           Annual Meeting.  The annual meeting of shareholders for the purpose of electing Directors and for the transaction of such other business as may be brought before the meeting shall be held at the principal executive office of the Corporation at 9:30 o’clock a.m. on the second Monday in March of each year (or if such day is a legal holiday, then on the next business day following) or at such other time and on such other day or at such other place within or without the State of New York as may be fixed in writing, or by vote, by the Board.  (BCL 602(a) & (b))

Section 2.02           Special Meetings.  Special meetings of the shareholders shall be held at the principal executive office of the Corporation (or at such other place within or without the State of New York as may be fixed in the call of the meeting) and may be called by the Board, by the Chairman of the Board or by the holders of a majority of the outstanding shares of the Corporation entitled to vote for the election of Directors.  (BCL 602(c))

Section 2.03           Notice of Meeting.  Written notice of the place, date and hour of each meeting of the shareholders shall be given to each shareholder entitled to vote at such meeting, or otherwise entitled by law to notice thereof, not less than 10 or more than 50 days before the meeting.  Notice of any special meeting shall also state the purposes for which the meeting is called and shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting.  A copy of the notice of any meeting of shareholders shall be mailed to each shareholder entitled to vote at such meeting, directed to him at his address as it appears on the record of shareholders unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.  (BCL 615)

Section 2.04           Written Consent in Lieu of Meeting.  Any action required or permitted to be taken by vote of the shareholders may be taken without a meeting if all the holders of record of outstanding shares who would have been entitled to vote upon the action if such meeting were held shall consent in writing to the specific corporate action being taken and such written consent is filed in the minute book of the Corporation.  (BCL 615)

ARTICLE III

DIRECTORS

Section 3.01           Powers.  Subject to the terms and provisions set forth in this Article III, the Board shall have the general control and management of the property and business of the Corporation.  (BCL 701)

Section 3.02           Number and Qualification.  Until the Warrants and the Warrant Shares are no longer outstanding, the number of Directors of the Corporation shall be 3; provided, however, that upon the occurrence of a Major Default (but only for so long as such Major Default is continuing), the number of Directors of the Corporation shall be 4.  Each Director shall be at least 18 years of age but need not be a resident of the State of New York or a shareholder of the Corporation. (BCL 701 & 702)

Section 3.03           Election and Term of Office.  The Directors shall be elected at the annual meeting of shareholders.  Each Director (whether elected at an annual meeting, or to fill a vacancy or newly created directorship or otherwise) shall serve until the next annual meeting of shareholders and until his successor has been duly elected and qualified, or until his prior resignation, death or removal. (BCL 614(a), 701, 702 & 703)

Section 3.04           Resignation.  Any Director may resign at any time by giving written notice to the Board.  Such resignation shall take effect at the time specified therein or, if not so specified, upon receipt thereof by the Board.

Section 3.05           Removal.  Any or all of the Directors may be removed, with or without cause, at any time, by the shareholders at a special meeting called for that purpose, unless otherwise prescribed by law or by the Certificate of Incorporation.  Any Director may be removed for cause by action of the Board at a special meeting called for that purpose, unless otherwise prescribed by law or by the Certificate of Incorporation; provided, however, that until the Warrants and the Warrant Shares are no longer outstanding, the composition of the Board shall be as set forth pursuant to Section 2.1 of the Investor Rights Agreement, and no director shall be removed other than in accordance with the terms and provisions thereof; provided, however, that upon the cure of any Major Default, any Special Director seated on the Board upon the occurrence of such Major Default shall be immediately removed.  (BCL 706)

Section 3.06           Vacancies.  Newly created directorships resulting from an increase in the number of Directors and all vacancies occurring in the Board, including vacancies caused by removal with or without cause, shall be filled, subject to action of the shareholders with respect to vacancies caused by removal described hereinafter, by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board.  If death, resignation or removal of a Director or Directors results in there being no remaining Directors or if the remaining Directors are unable to fill a vacancy or vacancies by majority vote, the vacancies shall be filled by election at a special meeting of the shareholders called for that purpose.

Notwithstanding any other provision of this Section 3.06, any vacancy in the Board resulting from removal with or without cause by the shareholders at a special meeting called for that purpose may be filled at such meeting by the shareholders, provided that, in the event the shareholders do not fill such vacancy, it shall be filled by the Board as provided in this Section 3.06; provided further, that notwithstanding anything to the contrary in this Section 3.06, until the Warrants and the Warrant Shares are no longer outstanding, any vacancy must be filled according to the terms and provisions of Section 2.1 of the Investor Rights Agreement.  (BCL 705)

Section 3.07           Annual and Regular Meetings.  An annual meeting of the Board for the election of officers and committees and for the transaction of any other business shall be held immediately following the annual meeting of shareholders.

Regular meetings of the Board may be held without notice at such times and places as may be fixed by the Board.  (BCL 710 & 711)

Section 3.08           Special Meetings.  Special meetings of the Board shall be held whenever called at the direction of the Chairman of the Board or any Director.  Notice of the time and place of each special meeting of the Board shall be given to each Director, at least three business days prior to the date of such meeting, personally or by telegram, cable or telephone.  (BCL 710 & 711)

Section 3.09           Presiding Officer.  At all meetings of the Board, the Chairman of the Board, or, in his absence, a chairman chosen by the Board, shall preside.

Section 3.10           Meeting by Conference Call.  At any meeting of the Board or any committee of the Board, any one or more of the members thereof may participate in such meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at such meeting.  (BCL 708(c))

Section 3.11           Written Consent in Lieu of Meeting.  Any action required or permitted to be taken by the Board or any committee of the Board may be taken without a meeting if a written consent to such action is signed by all the Directors or members of such committee, as the case may be, and such written consent is filed with the minutes of the Board of such committee.  (BCL 708(b))

Section 3.12           Board Committees. Until the Warrants and the Warrant Shares are no longer outstanding, the Board shall have no committees.  Thereafter, the Board, by resolution adopted by a majority of its members, may designate, from among its members, committees of the Board, each consisting of three or more Directors.  Each such committee shall serve at the pleasure of the Board and each member of such committee shall hold office until the next annual meeting of the Board or until he shall cease to be a Director, or until his death, resignation or removal, or until the Board shall dissolve the committee.  Each such committee shall have all the authority of the Board to the extent provided in the resolution designating it, except that no such committee shall have the authority as to the matters enumerated in Section 712(a) of the New York Business Corporation Law as from time to time amended and as otherwise required by law.  Any member of any such committee may be removed at any time, with or without cause, by the vote of a majority of the entire Board at any regular or special meeting of the Board.  Vacancies in the membership of a committee shall be filled by the Board at a regular or special meeting of the Board by the vote of a majority of the entire Board.  One or more Directors may be designated by a majority vote of the entire Board to serve as alternate members of any such committee who may replace any absent member or members of any such committee.  Each such committee shall keep regular minutes of its proceedings and report the same to the Board.  Any such committee may adopt any rules or regulations as to the frequency, calling, notice, adjournment or conduct of its meetings as are not inconsistent with law, the Certificate of Incorporation, these By-Laws or any resolution duly adopted by the Board.  (BCL 712)

Section 3.13           Other Committees. Until the Warrants and the Warrant Shares are no longer outstanding, the Board shall have no committees of any kind.  Thereafter, the Board may from time to time appoint other committees which shall have such membership and such authority and duties as provided in the resolution designating it, except as otherwise required by law.  Any such committee may elect its own chairman and other officers and may adopt any rules or regulations as to the frequency, calling, notice, adjournment or conduct of its meetings as are not inconsistent with law, the Certificate of Incorporation, these By-Laws or any resolution duly adopted by the Board.  Each such committee shall serve at the pleasure of the Board and each member of such committee shall serve until the next annual meeting of the Board or until he shall cease to be a committee member, or until his death, resignation or removal, or until the Board shall dissolve the committee.

Section 3.14           Quorum and Voting.  A majority of the entire Board or of the members of any committee of the Board shall constitute a quorum for the transaction of business at any meeting of the Board or of any committee of the Board, respectively, unless otherwise provided by law or the Certificate of Incorporation or these By-Laws, but if a quorum be not present, a majority of the members present may from time to time adjourn any such meeting until a quorum shall be present, and the meeting may be held as adjourned without further notice.  If a quorum be present at any meeting, the vote of a majority of the Directors, or members of the committee, as the case may be, present shall constitute the act of the Board or committee, except as otherwise provided by law or the Certificate of Incorporation or these By-Laws (including, expressly and without limitation, sections 3.15 and 3.16 below); provided, however, that upon the occurrence of a Major Default, the Special Director shall constitute a quorum (assuming compliance with all applicable notice procedures).  (BCL 707, 708 & 711(d))

Section 3.15           Independent Director.  Notwithstanding any provision in these By-Laws to the contrary, until the Warrants and the Warrant Shares are no longer outstanding, the Corporation may not do any of the following without the prior written consent of the Special Director, and if no Special Director is present, the Independent Director or the approval of the Board which approval includes the affirmative vote of the Independent Director nor shall the Corporation take any such actions as the shareholder of any subsidiary (except as may otherwise be permitted pursuant to the Investor Rights Agreement):

(a)           increase or decrease the number of directors on the Board, except as contemplated by the Investor Rights Agreement, whether by amending these By-Laws or otherwise;

(b)           authorize or issue any equity security or amend any term or provision of any equity security, including any issuance in connection with a Public Offering;

(c)           amend, modify or repeal the Corporation’s or any subsidiary’s Certificate of Incorporation or By-Laws or comparable document;

(d)           merge or consolidate with, or sell, assign, lease, license or otherwise dispose of or voluntarily part with (whether in one transaction or in a series of transactions), the control of all or substantially all of its assets to any Person, or permit any subsidiary to do any of the foregoing (except for sales or other dispositions of assets in the ordinary course of business);

(e)           purchase or otherwise acquire assets (other than in the ordinary course of business) from, or invest in, any Person (whether in one transaction or in a series of transactions) for consideration in excess of $2,500,000 in the aggregate in any given year; (other than (a) purchases of fuel, utilities, supplies, work-in-process, spare parts, feed stocks, (b) purchases that may be required pursuant to governmental obligations, (c) purchases under other contracts approved by the Independent Director or the Special Director or (d) purchases permitted under a standing resolution of the applicable Board of Directors validly approved by the Special Director or Independent Director);

(f)            create, invest in or acquire any interest in any subsidiary that is not directly or indirectly a wholly-owned subsidiary, or sell or otherwise dispose of any shares of capital stock of any subsidiary;

(g)           declare or pay any dividends or make any distributions on any class of the Corporation’s or any subsidiary’s capital stock now or hereafter outstanding or otherwise distribute assets to stockholders, other than distributions permitted under the Senior Secured Credit Facility, the Indenture and the Congress Facility;

(h)           purchase, redeem or otherwise acquire or retire any of the Corporation’s or any subsidiary’s capital stock of any class now or hereafter outstanding, or otherwise return capital to the Stockholder; provided that the prior written consent of the Special Director, or if there is no Special Director, the Independent Director shall not be required for any redemption of the Corporation’s Series A PIK Preferred Stock in accordance with the terms of the Certificate of Incorporation of the Corporation at any time which is at least six months after the maturity date of the indebtedness issued under the Indenture;

(i)            sell or otherwise dispose of (a) any fixed asset with a fair market value in excess of $1,000,000 (whether in one transaction or in a series of transactions) or (b) fixed assets with an aggregate fair market value in excess of $5,000,000 in any given year (other than, in either case, sales permitted under standing resolutions of the Board validly approved by the Special Director or the Independent Director);

(j)            adopt an annual operating budget;

(k)           authorize or make capital expenditures in excess of those included in the annual operating budget;

(l)            commence a voluntary case under any bankruptcy or insolvency law, make an assignment for the benefit of creditors, decide to subject any subsidiary to any proceedings under any bankruptcy or insolvency law, decide to avail the Corporation or any subsidiary of the benefit of any other legislation for the benefit of debtors, propose a plan or reorganization under any bankruptcy or insolvency law or take steps to wind up or terminate the Corporation’s existence;

(m)          engage in or enter into any new line of business;

(n)           authorize or incur any Indebtedness of the Corporation or any subsidiary for borrowed money (other than Indebtedness outstanding (a) immediately following October 29, 2002 or (b) under the BCP Facility, Congress Facility or Senior Secured Credit Facility) in excess of, in the aggregate, $5,000,000 outstanding at any time or make any voluntary prepayment on any indebtedness other than any such prepayment permitted pursuant to Section 6.12 of the Senior Secured Credit Facility (whether or not such agreement remains in effect) (and other than ordinary trade accounts payable on customary terms in the ordinary course of business or purchase money indebtedness approved in connection with the acquisition of assets permitted in paragraph (e) of this section; or

(o)           guarantee any obligation of any Person other than the Corporation or any wholly owned subsidiary.

Notwithstanding anything to the contrary in this Section 3.15, (a) if the Special Director or the Independent Director, as the case may be, has been notified in writing by the Corporation that the Corporation wishes to undertake an action described in Section 3.15 and the Special Director or the Independent Director, as the case may be, has not responded within ten business days after receipt of such notification, the Special Director or the Independent Director, as the case may be, shall be deemed to have approved such action and (b) in the event that there is neither an Independent Director nor, after the occurrence and during the continuance of a Major Default, a Special Director, as the case may be, in office, and such office or offices remain vacant for more than 20 business days, the Corporation shall be permitted to take any action described in this Section 3.15 as long as such vacancy or vacancies do not result, wholly or in part, from the failure of the Corporation, DR Acquisition Corp. or The Renco Group, Inc. to take any reasonable actions necessary to appoint such director; provided, that the provisions of this clause (b) shall not be effective until after such time as the First Independent Director or Special Director has been appointed to the Board.

Section 3.16           Special Director. Until the Warrants and the Warrant Shares are no longer outstanding, the Special Director will be entitled, upon a Major Default (but only for so long as such Major Default is continuing), to cast 4 votes concerning any matter brought before the Board.  The Corporation will take all actions necessary to bring about any of the following actions if approved by the Special Director (but only if a Major Default is continuing at the time such action is approved by the Special Director):

(a)           The sale of all of the capital stock or other equity interests of the Corporation or any of its subsidiaries;

(b)           The merger or consolidation of the Corporation or any of its subsidiaries with or into another Person; or

(c)           The sale of all or any portion of the assets of the Corporation or any of its subsidiaries.

Section 3.17           Compensation.  For attendance at any meeting of the Board, or of any committee, every Director, other than a salaried officer of the Corporation or an affiliate of the Corporation, shall receive such compensation as may be fixed by the Board.  (BCL 202(a)(10), 713)

ARTICLE IV

OFFICERS

Section 4.01           Officers.  The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, all of whom shall be elected annually by the Board at its annual meeting, and each such officer shall hold office until the next annual meeting of the Board and until his successor has been duly elected and qualified, or until his prior resignation, death or removal.  The Board may from time to time also elect a Chairman of the Board, an Executive Vice President, a General Counsel and other officers, and such officers shall serve at the pleasure of the Board.  The Board shall at the annual election of officers designate either the Chairman of the Board, if any, or the President as chief executive officer, but shall be free to change such designation from time to time at any regular or special meeting called for that purpose.

Section 4.02           Other Officers.  The Board from time to time may elect or appoint (and may remove) such other officers as it may deem advisable, each of whom shall have such title, hold office for such period, have such power and perform such duties as the Board from time to time may determine.  (BCL 715)

Section 4.03           Vacancies.  Vacancies among the officers may be filled by the Board at any meeting of the Board.  (BCL 715 & 716)

Section 4.04           Chairman of the Board.  The Chairman of the Board, if any, shall preside at all meetings of the Board and at all meetings of shareholders.  He shall also have such other powers and perform such other duties as from time to time may be assigned to him by, and shall have supervision of such matters as from time to time may be designated by, the Board.

Section 4.05           President.  The President shall be responsible for the administration and operations of the Corporation.  He shall also have such other powers and perform such other duties as from time to time may be assigned to him by the Board.

Section 4.06           Executive Vice President; Other Vice Presidents.  The Executive Vice President, if any, shall assist the President in the administration and operations of the Corporation.  He shall also have such other powers and perform such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board, if any, or the President.  In the absence or incapacity of the President, his powers and duties shall be exercised by the Executive Vice President.  Each other Vice President shall have such powers and perform such duties as from time to time may be assigned to him by the Board, the Chairman of the Board, if any, the President or the Executive Vice President, if any.

Section 4.07           Treasurer.  The Treasurer shall have the custody of all funds and securities of the Corporation.  He shall cause all funds of the Corporation to be deposited to its credit in such bank or banks or depository as the Board may designate.  He shall cause to be entered regularly, in books of the Corporation to be kept for the purpose, full and accurate account of all moneys received and paid on account of the Corporation; he shall at all reasonable times during business hours exhibit the books and accounts to any Director of the Corporation.  He shall perform all acts incident to the office of Treasurer and such other acts and duties as the Board, the Chairman of the Board, if any, the President, or the Executive Vice President, if any, may from time to time designate.

He shall give a bond for the faithful discharge of his duties in such sums as the Board may require.

Section 4.08           Secretary.  The Secretary shall keep the minutes of all meetings of the Board, and the minutes of all meetings of the shareholders; he shall attend to the giving and serving of all notices of the Corporation.  He shall generally perform all the duties incident to the office of the Secretary; and shall do and perform such other acts and duties as the Board, the Chairman of the Board, if any, the President, or the Executive Vice President, if any, may from time to time designate.

Section 4.09           General Counsel.  The General Counsel, if any, shall be the chief legal officer of the Corporation and shall coordinate all legal matters relating to the Corporation.  He shall also have such other powers and perform such other duties as the Board, the Chairman of the Board, if any, the President, or the Executive Vice President, if any, may from time to time designate.

ARTICLE V

INDEMNIFICATION

Section 5.01           Actions by or in the Right of the Corporation.  The Corporation shall indemnify any person, made a party to an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a Director or officer of the Corporation, against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which such Director or officer is adjudged to have breached his duty to the Corporation under Sections 715(h) or 717 of the New York Business Corporation Law as from time to time amended.  The indemnification authorized under the foregoing sentence shall in no case include (a) amounts paid in settling or otherwise disposing of a threatened action or a pending action with or without court approval, or (b) expenses incurred in defending a threatened action or a pending action which is settled or otherwise disposed of without court approval.  (BCL 722)

Section 5.02           All Other Actions.  The Corporation shall indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a Director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such Director or officer acted, in good faith, for a purpose which he reasonably believed to be in or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.  The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such Director or officer did not act, in good faith for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.

For the purpose of this Section 5.02, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.  (BCL 723)

Section 5.03           Payment of Indemnification.  A person who has been wholly successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 5.01 or 5.02 of this Article shall be entitled to indemnification as authorized in such sections.  Except as provided in the foregoing sentence, any indemnification under Sections 5.01 or 5.02 of this Article unless ordered by a court under Section 725 of the New York Business Corporation Law, as from time to time amended, shall be made by the Corporation only if authorized in the specific case:  (1) by the Board acting by a quorum consisting of Directors who are not parties to such action or proceeding upon a finding that the Director or officer has met the standard of conduct set forth in Sections 5.01 or 5.02 of this Article, as the case may be, or (2) if a quorum under the foregoing clause (1) is not obtainable with due diligence, (a) by the Board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such Sections 5.01 or 5.02 of this Article has been met by such Director or officer, or (b) by the shareholders upon a finding that the Director or officer has met the applicable standard of conduct set forth in Sections 5.01 or 5.02 of this Article has been met by such Director or officer, or (b) by the shareholders upon a finding that the Director or officer has met the applicable standard of conduct set forth in Sections 5.01 or 5.02 of this Article.  Expenses incurred in defending a civil or criminal action or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding if authorized under the immediately preceding sentence of this Section 5.03 and under Section 724 of the New York Business Corporation Law as from time to time amended.  (BCL 724)

Section 5.04           Other Indemnification Provisions.  The other and further provisions affecting indemnification of Directors and officers which are set forth in Section 726 of the New York Business Corporation Law, as from time to time amended, shall be applicable to the foregoing sections of this Article.

ARTICLE VI

FISCAL YEAR

The fiscal year of the Corporation shall end on the 31st day of October of each calendar year.

ARTICLE VII

EXECUTION OF INSTRUMENTS

Subject to any limitation that may be established by a resolution or policy of the Board or that may be contained in the Certificate of Incorporation or in these By-Laws, the Chairman of the Board, the President, any Executive Vice President or any Vice President may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.  The Board may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.  Any such authorization may be general or confined to specific instances.  (BCL 715(g))

ARTICLE VIII

AMENDMENTS

These By-Laws may be amended and restated or repealed, and further By-Laws may be adopted, by and only by the shareholders at any annual meeting or special meeting called for that purpose; provided, however, until the Warrants and the Warrant Shares are no longer outstanding, the Corporation may not amend, repeal or restate any provision of these By-Laws without a majority vote of the Board including the Independent Director or the Special Director.

ARTICLE IX

DEFINITIONS

As used herein, the following terms shall have the following meanings:

(a)           “BCP Facility” means one or more working capital facilities or other working capital financings or programs entered into by Doe Run Peru and its subsidiaries from time to time, as the same may be amended, restated, supplemented or otherwise modified from time to time, including but not limited to that certain Contrato de Linea de Crédito en Moneda Extranjera, dated as of September 17, 2002 and effective as of September 25, 2002 among Doe Run Peru, as borrower and Banco de Credito de Peru as agent, and each lender party thereto, and any agreement renewing, refinancing or replacement thereof.

(b)           “Congress Facility” means the Amended and Restated Loan and Security Agreement, dated as of October 29, 2002, among the Corporation, its domestic subsidiaries from time to time party thereto, the financial institutions from time to time party thereto as lenders, Congress Financial Corporation, in its capacity as agent for such lenders and The CIT Group/Business Credit, Inc. in its capacity as co-agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the indebtedness under the Congress Facility).

(c)           “Corporation” shall mean The Doe Run Resources Corporation.

(d)           “Indebtedness” shall have the meaning ascribed to it in the Investor Rights Agreement.

(e)           “Indenture” shall mean that certain Indenture dated October 29, 2002 among the Corporation, the Guarantors named therein and State Street Bank and Trust Company, as Trustee.

(f)            “Independent Director” shall have the meaning ascribed to it in the Investor Rights Agreement.

(g)           “Investor Rights Agreement” shall mean the Investor Rights Agreement dated as of October 29, 2002 by and among the Corporation, DR Acquisition Corp., The Renco Group, Inc. and State Street Bank and Trust Company, as Warrant Agent.

(h)           “Major Default” shall have the meaning ascribed to it in the Investor Rights Agreement.

(i)            “Person” shall have the meaning ascribed to it in the Investor Rights Agreement.

(j)            “Public Offering” shall have the meaning ascribed to it in the Investor Rights Agreement.

(k)           “Senior Secured Credit Facility” shall mean that certain senior secured credit facility dated October 29, 2002 among the Corporation, the lenders party thereto and Regiment Capital Advisors, L.L.C., as Agent, as amended and in effect from time to time.

(l)            “Special Director” shall have the meaning ascribed to it in the Investor Rights Agreement.

(m)          “Stockholder” shall have the meaning ascribed to it in the Investor Rights Agreement.

(n)           “Warrants” shall mean warrants exercisable for up to 38.671% of the fully diluted common stock of the Corporation, issued under the holders of the notes issued under the Indenture, pursuant to that certain Warrant Agreement dated October 29, 2002 between the Corporation and State Street Bank and Trust Company, as Warrant Agent.

(o)           “Warrant Shares” shall have the meaning ascribed to it in the Investor Rights Agreement.